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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 9, 2001 in the Dobson Communications Corporation Forms 10-K and 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP

July 19, 2001
Oklahoma City, Oklahoma